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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Cabot Industrial Properties, L.P.
            (Exact name of registrant as specified in its charter)



                Delaware                                04-3397874
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)



  Two Center Plaza, Suite 200, Boston, Massachusetts            02108
  (Address of principal executive offices)                    (Zip Code)


 If this form relates to the               If this form relates to the
 registration of a class of                registration of a class of securities
 securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
 of the Exchange Act and is effective      Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box. [X]                                  box. [_]


Securities Act registration statement file number to which this form relates:
File No. 333-7185
                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


     Titles of each class                     Name of each exchange on which
     to be so registered                      each class is to be registered
     --------------------                     ------------------------------

7.125% Redeemable Notes due 2004            New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
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     The material set forth in the preliminary Prospectus Supplement and in the section heading titled "Description of Debt Securities" in the Prospectus, each forming a part of the Registration Statement on Form S-3 (File No. 333-71585) of Cabot Industrial Properties, L.P. ("Cabot L.P.") and Cabot Industrial Trust ("Cabot Trust"), originally filed on February 1, 1999, as amended, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), is incorporated herein by reference. Any such description included in a form of prospectus subsequently filed by Cabot L.P. and Cabot Trust pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference. The Prospectus Supplement filed on April 30, 1999 by Cabot L.P. and Cabot Trust with the Commission pursuant to Rule 424(b) under the Securities Act also is incorporated herein by reference.

Item 2.   Exhibits.
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      1.  Second Amended and Restated Agreement of Limited Partnership
          of Cabot L.P., dated February 4, 1998 (incorporated by reference to Exhibit 3.5 to Cabot Trust's Registration
          Statement on Form S-11, File No. 333-38383)

      2. Form of Indenture to be entered into among Cabot L.P., Cabot Trust and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3, File No. 333-71585, of Cabot L.P. and Cabot Trust)

      3.  Form of Supplemental Indenture (incorporated by reference to
          Exhibit 99.2 to the Current Report on Form 8-K of Cabot L.P. and Cabot Trust filed on April 29, 1999).

      4.  Form of Cabot L.P.'s 7.125% Redeemable Note due 2004
          (incorporated by reference to Exhibit A to Exhibit 3).
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By: Cabot Industrial Trust, as general partner

Date: April 30, 1999          By:            /s/ Neil E. Waisnor
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                                             Neil E. Waisnor,
                                             Senior Vice President